Exhibit 99.1
NEWS RELEASE
APA Corporation announces third-quarter 2026
financial and operational results

Third-quarter 2026 highlights
•Reported production of approximately 450,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 381,000 BOE per day and exceeded guidance;
•Delivered U.S. oil production of 128,000 barrels of oil per day, 4,000 barrels above guidance through high uptime, earlier turn-in-lines and robust new well performance;
•Generated $1.38 billion of net cash provided by operating activities, $699 million of free cash flow, and $1.86 billion of adjusted EBITDAX;
•Returned $537 million to shareholders including $450 million of share repurchases;
•Repaid $451 million of debt maturities in the third quarter; total debt has declined by $2.8 billion since year-end 2024, lowering annualized interest expense by more than $180 million;
•Reiterated $500 million run-rate cost savings across capital, lease operating expense and G&A by year-end 2026;
•Increased full-year 2026 free cash flow outlook to approximately $2.9 billion, reflecting stronger operating performance and higher commodity prices;
•Lowered net debt target to $2 billion, reinforcing commitment to a strong balance sheet; and
•Established preliminary capital budget of $2.5 billion for 2027; exploration capital and GranMorgu development to account for approximately 60% of the year-over-year increase.

HOUSTON, Nov. 4, 2026 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the third quarter of 2026. APA reported net income attributable to common stock of $698 million, or $2.00 per diluted share. When adjusted for certain items that impact the comparability of results, APA’s third-quarter earnings totaled $676 million, or $1.94 per diluted share.

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APA CORPORATION ANNOUNCES THIRD-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 6
Third-quarter summary
Third-quarter reported production was 450,000 BOE per day, and adjusted production was 381,000 BOE per day, both exceeding guidance. U.S. oil production averaged 128,000 barrels per day, 4,000 barrels per day above guidance, reflecting high uptime, earlier turn-in-lines and robust new well performance in the Permian Basin.
In Egypt, gross production averaged 206,000 BOE per day, relatively flat with the second quarter. Gross gas production increased to 542 million cubic feet (MMCF) per day, exceeding guidance through strong well performance and more resilient base production. Average gas realizations increased to $4.34 per Mcf from $4.23 in the second quarter. Adjusted production averaged 64,000 BOE per day, slightly lower than guidance primarily due to production sharing contract impacts associated with higher Brent prices.
Net cash provided by operating activities was $1.38 billion, and adjusted EBITDAX was $1.86 billion. Upstream capital investment was $466 million, approximately $30 million below guidance, primarily reflecting timing impacts of GranMorgu capital spending that shifted into the fourth quarter; lease operating expense was $418 million. Free cash flow totaled $699 million, bringing year-to-date free cash flow to $1.91 billion.
Balance sheet and shareholder returns
APA has repaid $1.2 billion of debt maturities year-to-date, including $451 million in the third quarter. The company has reduced total debt by $2.8 billion since year-end 2024, lowering annualized interest expense by more than $180 million; these savings are incremental to the company’s controllable spend reduction program. Net debt was $3.2 billion at the end of the third quarter.
APA returned $537 million to shareholders through dividends and share repurchases during the third quarter. Through October, the company repurchased an additional 4.5 million shares at an average price of $47.32 per share, bringing total year-to-date repurchases to 17.8 million shares. Consistent with its established capital returns framework, APA expects to return at least 60% of 2026 free cash flow to shareholders while continuing to strengthen its balance sheet.
At current strip prices APA expects to reach its $3 billion net debt target by year-end. Building on this progress, the company has updated its net debt target to $2 billion. Continued debt reduction will lower financing costs and enhance financial flexibility.
CEO commentary
“We are delivering another strong year, with our third-quarter results reflecting the quality of our assets and consistent execution across the business,” said John J. Christmann IV, APA’s CEO. “Our teams are raising the standard for performance, operating more efficiently, and translating those gains into substantial cash flow. This quarter alone, we generated nearly $700 million in free cash flow, returned more than $500 million to shareholders and reduced total debt by more than $450 million.”

APA CORPORATION ANNOUNCES THIRD-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 6
Fourth quarter and full-year outlook
Continued drilling and completion efficiency gains in the Permian are improving capital productivity and supporting an increase in full-year U.S. oil production to 124,000 barrels per day, above the company’s initial guidance of 120,000 to 122,000 barrels per day. Faster drilling cycle times are also enabling APA to accelerate completion activity into the fourth quarter, increasing 2026 Permian capital investment by $30 million and supporting a smoother production profile entering 2027. Fourth-quarter U.S. oil production is expected to moderate with the timing of turn-in-lines during the year and seasonal weather impacts.
In Egypt, gross BOE production is expected to increase slightly for the fourth quarter and full year.
Fourth-quarter upstream capital investment is expected to be approximately $525 million reflecting timing shifts in Suriname and increased Permian activity.
Full-year abandonment and decommissioning expenditures are now expected to total $285 million, a $15 million reduction from prior guidance. Lease operating expense guidance has been increased $25 million to $1,525 million to reflect higher stock-based compensation expense allocated to LOE.
At current strip prices, APA expects to generate approximately $2.9 billion of free cash flow in 2026, an increase of $600 million from its August update. The stronger free cash flow outlook supports substantial fourth-quarter share repurchases alongside continued debt reduction.
Preliminary 2027 outlook
APA’s preliminary budget for 2027 upstream capital investment is $2.5 billion. Exploration and GranMorgu development represent approximately 60% of the $400 million year-over-year increase, with the balance reflecting increased Permian activity and expected service cost inflation. This investment program is expected to result in similar U.S. and Egypt production year-over-year.
CEO closing commentary
“We will enter 2027 well positioned, with a strong core business and significant opportunities ahead. Our Permian and Egypt assets provide a reliable production and cash flow base, while GranMorgu continues to progress toward first oil in mid-2028. Our diversified portfolio, strengthened balance sheet, and the capital carry in Suriname provide APA with a distinct financial advantage. We have the capacity to advance high-impact exploration opportunities, further reduce debt, and deliver substantial shareholder returns,” Christmann concluded.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 6
Conference call

APA will host a conference call to discuss its third-quarter 2026 results at 10 a.m. Central time, Thursday, Nov. 5. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities, and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at www.apacorp.com/financialdata.

Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 6
Forward-looking statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predict,” “projects,” “prospects,” “seeks,” “should,” “target,” “upside,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, beliefs, and objectives, including statements about our capital plans and budget, drilling and development plans (including activities in Alaska, Uruguay, and Suriname), production expectations, asset acquisitions (including the pending Savant acquisition and the expected closing thereof and benefits therefrom), debt reduction targets, capital returns (including the target to return at least 60% of free cash flow to shareholders), and tax, interest, and other cost savings. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended Dec. 31, 2025, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 6 of 6
Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, available from APA at www.apacorp.com or by writing APA at: 2000 W Sam Houston Pkwy S, Suite 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 | ir@apachecorp.com
Media:  (713) 296-7276 | media@apachecorp.com
Website: www.apacorp.com

APA-F

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share data)

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,934	$1,470	$5,404	$4,451
Natural gas revenues	236	192	434	609
Natural gas liquids revenues	190	142	501	501
	2,360	1,804	6,339	5,561
Purchased oil and gas sales	409	311	1,130	1,368
Total revenues	2,769	2,115	7,469	6,929
Derivative instrument gains (losses), net	30	(97)	(75)	13
Gain on divestitures, net	7	5	5	285
Other, net	6	(5)	27	15
	2,812	2,018	7,426	7,242
OPERATING EXPENSES:
Lease operating expenses	418	376	1,133	1,150
Gathering, processing, and transmission	104	110	282	318
Purchased oil and gas costs	226	184	179	962
Taxes other than income	66	51	184	179
Exploration	51	22	135	95
General and administrative	112	95	295	259
Transaction, reorganization, and separation	1	18	20	66
Depreciation, depletion, and amortization:
Oil and gas property and equipment	549	557	1,592	1,716
Other assets	7	8	21	22
Asset retirement obligation accretion	43	40	128	118
Financing costs, net	35	46	150	55
	1,612	1,507	4,119	4,940
NET INCOME BEFORE INCOME TAXES	1,200	511	3,307	2,302
Current income tax provision	338	100	874	638
Deferred income tax provision	68	133	269	303
NET INCOME INCLUDING NONCONTROLLING INTERESTS	794	278	2,164	1,361
Net income attributable to noncontrolling interest	96	73	273	206
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$698	$205	$1,891	$1,155

NET INCOME PER COMMON SHARE:
Basic	$2.01	$0.57	$5.38	$3.20
Diluted	$2.00	$0.57	$5.36	$3.20
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	348	357	352	361
Diluted	350	358	353	361

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APA CORPORATION
PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q26 to 2Q26	3Q26 to 3Q25	September 30,	September 30,
	2026	2026	2025			2026	2025
OIL VOLUME - Barrels per day
United States	128,371	123,455	121,225	4%	6%	125,258	123,343
Egypt (1,2)	74,697	70,139	89,493	6%	(17)%	77,147	87,304
North Sea	17,815	17,676	23,518	1%	(24)%	18,929	24,672
Total (1)	220,883	211,270	234,236	5%	(6)%	221,334	235,319
NATURAL GAS VOLUME - Mcf per day
United States	521,465	403,474	523,271	29%	—%	446,698	538,906
Egypt (1, 2)	353,477	327,286	374,236	8%	(6)%	353,954	345,907
North Sea	22,898	21,365	34,712	7%	(34)%	24,414	31,842
Total (1)	897,840	752,125	932,219	19%	(4)%	825,066	916,655
NGL VOLUME - Barrels per day
United States	78,986	72,487	72,709	9%	9%	74,459	76,565
North Sea	767	848	1,501	(10)%	(49)%	921	1,278
Total (1)	79,753	73,335	74,210	9%	7%	75,380	77,843
BOE per day
United States	294,268	263,187	281,145	12%	5%	274,166	289,726
Egypt (1, 2)	133,610	124,687	151,866	7%	(12)%	136,139	144,955
North Sea	22,398	22,085	30,804	1%	(27)%	23,919	31,257
Total (1)	450,276	409,959	463,815	10%	(3)%	434,224	465,938

Total excluding noncontrolling interests	405,728	368,385	413,144	10%	(2)%	388,831	417,577

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	24,905	23,386	29,860	25,723	29,127
Gas (Mcf/d)	117,856	109,125	124,867	118,018	115,405
BOE per day	44,548	41,574	50,671	45,393	48,361

(2) Egypt Gross Production:

Oil (b/d)	116,093	117,056	124,944	118,187	125,595
Gas (Mcf/d)	541,812	538,925	508,346	532,876	481,700
BOE per day	206,395	206,877	209,668	207,000	205,878

APA CORPORATION
ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q26 to 2Q26	3Q26 to 3Q25	September 30,	September 30,
	2026	2026	2025			2026	2025
OIL VOLUME - Barrels per day
United States	128,371	123,455	121,225	4%	6%	125,258	123,343
Egypt	35,833	34,555	44,269	4%	(19)%	37,194	43,468
North Sea	17,815	17,676	23,518	1%	(24)%	18,929	24,672
Total	182,019	175,686	189,012	4%	(4)%	181,381	191,483

NATURAL GAS VOLUME - Mcf per day
United States	521,465	403,474	523,271	29%	—%	446,698	538,906
Egypt	168,416	161,168	184,642	4%	(9)%	170,100	171,881
North Sea	22,898	21,365	34,712	7%	(34)%	24,414	31,842
Total	712,779	586,007	742,625	22%	(4)%	641,212	742,629

NGL VOLUME - Barrels per day
United States	78,986	72,487	72,709	9%	9%	74,459	76,565
North Sea	767	848	1,501	(10)%	(49)%	921	1,278
Total	79,753	73,335	74,210	9%	7%	75,380	77,843

BOE per day
United States	294,268	263,187	281,145	12%	5%	274,166	289,726
Egypt	63,902	61,416	75,043	4%	(15)%	65,544	72,114
North Sea	22,398	22,085	30,804	1%	(27)%	23,919	31,257
Total	380,568	346,688	386,992	10%	(2)%	363,629	393,097

APA CORPORATION
PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
AVERAGE OIL PRICE PER BARREL
United States	$87.37	$98.46	$66.03	$86.17	$67.78
Egypt	99.72	95.95	68.63	93.50	69.99
North Sea	92.91	110.78	69.78	93.16	70.99
Total	92.02	98.24	67.43	89.33	68.94

AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.22	$(2.98)	$0.71	$(0.52)	$1.27
Egypt	4.34	4.23	3.75	4.19	3.49
North Sea	21.19	15.88	11.06	16.90	12.59
Total	2.87	0.60	2.25	1.94	2.45

AVERAGE NGL PRICE PER BARREL
United States	$26.13	$24.59	$20.11	$23.65	$22.69
North Sea	155.54	67.50	40.42	56.15	44.49
Total	26.17	25.41	20.65	24.24	23.30

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Unproved leasehold impairments	$1	$—	$3	$—
Dry hole expense	22	4	76	47
Geological and geophysical expense	3	3	7	7
Exploration overhead and other	25	15	49	41
	$51	$22	$135	$95

SUMMARY STOCK-SETTLED AND CASH-SETTLED EQUITY COMPENSATION INFORMATION
	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Stock-settled and cash-settled compensation expensed:
Lease operating expenses	$17	$4	$11	$35	$21
Exploration	12	1	3	22	6
General and administrative	56	9	37	112	62
Total stock-settled and cash-settled compensation expensed	85	14	51	169	89
Stock-settled and cash-settled compensation capitalized	14	3	6	29	12
Stock-settled and cash-settled compensation associated with abandonment and decommissioning	2	—	—	4	—
Total stock-settled and cash-settled compensation costs	$101	$17	$57	$202	$101

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,376	$1,460	$3,636	$3,737
Additions to upstream oil and gas property	(644)	(719)	(1,755)	(2,156)
Leasehold and property acquisitions	(9)	—	(15)	(20)
Proceeds from asset divestitures	—	19	—	590
Other, net	(16)	—	(32)	5
Net cash used in investing activities	$(669)	$(700)	$(1,802)	$(1,581)
Payments on commercial paper and revolving credit facilities, net	—	—	—	(333)
Payments on term loan facility	—	—	—	(900)
Fixed-rate debt borrowings	—	—	—	846
Payments on fixed-rate debt	(446)	(62)	(1,200)	(1,016)
Distributions to noncontrolling interest	(93)	(173)	(257)	(390)
Treasury stock activity, net	(450)	(65)	(550)	(215)
Dividends paid to APA common stockholders	(87)	(90)	(264)	(271)
Other, net	—	(2)	(4)	(27)
Net cash used in financing activities	$(1,076)	$(392)	$(2,275)	$(2,306)

SUMMARY BALANCE SHEET INFORMATION
	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$75	$516
Other current assets	2,204	1,605
Property and equipment, net	12,890	12,748
Deferred tax asset	2,059	2,328
Deferred charges and other	655	564
Total assets	$17,883	$17,761

Current debt	$3	$213
Current liabilities	2,693	2,358
Long-term debt	3,292	4,280
Asset retirement obligation, long-term	2,711	2,699
Decommissioning contingency for sold Gulf of America properties	592	782
Deferred credits and other noncurrent liabilities	480	426
APA shareholders’ equity	7,186	6,093
Noncontrolling interest	926	910
Total Liabilities and equity	$17,883	$17,761

Common shares outstanding at end of period	340	353

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property and leasehold acquisitions, asset retirement additions and revisions, capitalized interest, and certain exploration expenses. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$10	$9	$17	$26
Exploration and development	580	648	1,872	2,177
Total Costs incurred in oil and gas property	$590	$657	$1,889	$2,203

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$590	$657	$1,889	$2,203
Asset and leasehold acquisitions	(10)	(9)	(17)	(26)
Asset retirement obligations incurred - oil and gas property	(5)	(10)	(14)	(18)
Capitalized interest	(16)	(12)	(46)	(32)
Exploration seismic and administration costs	(28)	(18)	(56)	(48)
Upstream capital investment including noncontrolling interest - Egypt	$531	$608	$1,756	$2,079
Less noncontrolling interest - Egypt	(65)	(66)	(180)	(179)
Total Upstream capital investment	$466	$542	$1,576	$1,900

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,376	$1,460	$3,636	$3,737
Changes in operating assets and liabilities	78	(271)	517	(516)
Cash flows from operations before changes in operating assets and liabilities	$1,454	$1,189	$4,153	$3,221
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(531)	(608)	(1,756)	(2,079)
Abandonment and decommissioning spend	(112)	(54)	(192)	(122)
Leasehold acquisition and other	(19)	(15)	(34)	(31)
Distributions to Sinopec noncontrolling interest	(93)	(173)	(257)	(390)
Free cash flow	$699	$339	$1,914	$599

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net cash provided by operating activities	$1,376	$1,706	$1,460	$3,636	$3,737
Adjustments:
Exploration seismic and administrative costs	28	14	18	56	48
Current income tax provision	338	234	100	874	638
Other adjustments to reconcile net income to net cash provided by operating activities	(2)	15	(28)	4	(46)
Changes in operating assets and liabilities	78	(198)	(271)	517	(516)
Financing costs, net (excludes gain/loss on extinguishment of debt)	38	54	48	149	202
Transaction, reorganization & separation costs	1	12	18	20	66
Adjusted EBITDAX (Non-GAAP)	$1,857	$1,837	$1,345	$5,256	$4,129

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30,	June 30,	March 31,	December 31,
	2026	2026	2026	2025
Current debt	$3	$2	$134	$213
Long-term debt	3,292	3,741	4,280	4,280
Total debt	3,295	3,743	4,414	4,493
Cash and cash equivalents	75	444	293	516
Net Debt	$3,220	$3,299	$4,121	$3,977

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(In millions, except per share data)

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2026				September 30, 2025
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$1,200	$(406)	$794	$2.27	$511	$(233)	$278	$0.77
Income attributable to noncontrolling interests	174	(78)	96	0.27	133	(60)	73	0.20
Net income attributable to common stock	1,026	(328)	698	2.00	378	(173)	205	0.57
Adjustments: *
Asset and unproved leasehold impairments	1	—	1	—	—	—	—	—
Valuation allowance, EPL revaluation and other tax adjustments	—	2	2	0.01	—	3	3	0.01
Gain on extinguishment of debt	(3)	—	(3)	(0.01)	(2)	—	(2)	(0.01)
Unrealized derivative instrument losses (gains)	(22)	5	(17)	(0.05)	148	(33)	115	0.33
Transaction, reorganization & separation costs	1	(1)	—	—	18	(3)	15	0.04
Gain on divestitures, net	(7)	2	(5)	(0.01)	(5)	1	(4)	(0.01)
Adjusted earnings (Non-GAAP)	$996	$(320)	$676	$1.94	$537	$(205)	$332	$0.93

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2026				September 30, 2025
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$3,307	$(1,143)	$2,164	$6.14	$2,302	$(941)	$1,361	$3.77
Income attributable to noncontrolling interests	493	(220)	273	0.78	375	(169)	206	0.57
Net income attributable to common stock	2,814	(923)	1,891	5.36	1,927	(772)	1,155	3.20
Adjustments: *
Asset and unproved leasehold impairments	3	—	3	0.01	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adjustments	1	(2)	(1)	—	—	—	—	—
Valuation allowance, EPL revaluation and other tax adjustments	—	2	2	0.01	—	131	131	0.36
Loss (gain) on extinguishment of debt	1	—	1	—	(147)	32	(115)	(0.32)
Unrealized derivative instrument losses (gains)	(92)	20	(72)	(0.21)	40	(9)	31	0.09
Transaction, reorganization & separation costs	20	(6)	14	0.04	66	(16)	50	0.14
Gain on divestitures, net	(5)	1	(4)	(0.01)	(285)	63	(222)	(0.62)
Adjusted Earnings (Non-GAAP)	$2,742	$(908)	$1,834	$5.20	$1,601	$(571)	$1,030	$2.85
*The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.